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                                                                    Exhibit 10.7











                           SHARE REPURCHASE AGREEMENT


                                  by and among




       The Stockholders of the RTK Group, Inc. listed on Schedule 1 hereto

                                       and


                               THE RTK GROUP, INC.


                                  June 14, 1999



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                           SHARE REPURCHASE AGREEMENT



         AGREEMENT, dated as of June 14, 1999 (this "Agreement"), between the parties listed on Schedule 1 hereto (each a "Seller" and collectively, the "Sellers") and The RTK Group, Inc. ("RTK").

                              W I T N E S S E T H:

         WHEREAS, RTK wishes to purchase all of the Purchased Shares for the Purchase Price; and

         WHEREAS, the Sellers have agreed to sell to RTK all of the Purchased Shares in exchange for the Purchase Price;

         NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                 I. DEFINITIONS

         The following terms shall have the following respective meanings for all purposes of this Agreement:

         "Agreement" means this Share Purchase Agreement, as it may be from time to time amended, including the Schedules hereto.

         "Purchase Price" means $4,000,000 (Four Million Dollars) in the aggregate and $1.00 per Purchased Share.

         "Purchased Shares" means the capital stock of RTK held by each Seller in the amount set forth opposite such Seller's name under the column RTK SHARES on SCHEDULE 1 hereto.

                               II. THE REPURCHASE

         Section 2.1 REPURCHASE. Each of the Sellers hereby sells, conveys, assigns, transfers and delivers to RTK, and RTK hereby accepts, the number of Purchased Shares set forth opposite such Seller's name under the column RTK SHARES on SCHEDULE 1 hereto and RTK hereby delivers to each Seller such Seller's portion of the Purchase Price in the amount set forth opposite such Seller's name under the column CONSIDERATION on SCHEDULE 1.




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                 III. REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller hereby represents and warrants to RTK that:

         Section 3.1 DUE AUTHORIZATION. Such Seller has full right, power and authority to enter into this Agreement and the other documents required to be delivered by it hereunder, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by such Seller. This Agreement is and each other agreement contemplated hereby to which such Seller will be a party will be, upon execution and delivery thereof by such Seller, a legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms (except as enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         Section 3.2 NO CONFLICT. Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby by such Seller will (a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (i) any law, statute, regulation, order, judgment or decree or (ii) any instrument, contract or other agreement to which such Seller is a party or by which such Seller or any of its properties or assets is subject or bound, or (b) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the Purchased Shares owned by such Seller.

         Section 3.3 OWNERSHIP OF PURCHASED SHARES. Such Seller owns, of record and beneficially, the number of Purchased Shares set forth opposite such Seller's name under the column RTK SHARES on SCHEDULE 1, free and clear of all claims, charges, equities, liens (including Tax liens), security interests, pledges, mortgages or encumbrances whatsoever ("Liens"). Upon consummation of the transactions contemplated hereby, RTK will have good and valid title to the Purchased Shares, free and clear of any Liens other than Liens created by RTK. The Purchased Shares have been duly authorized and validly issued and are fully-paid and non-assessable. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, instruments or understandings of any character to which such Seller is a party or by which such Seller is bound, obligating RTK to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of its capital stock or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or otherwise, to which such Seller is a party or by which such Seller is bound, obligating RTK to purchase, redeem or otherwise acquire any of its capital stock. Such Seller is not a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting transfer or otherwise relating to voting, dividend or other rights with respect to the capital stock of RTK.




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                   IV. REPRESENTATIONS AND WARRANTIES OF RTK

         RTK hereby represents and warrants to each Seller that:

         Section 4.1 DUE AUTHORIZATION. It has full right, power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by RTK. This Agreement is a legal, valid and binding obligation of RTK, enforceable against it in accordance with its terms (except as enforceability may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

         Section 4.2 NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby by RTK will conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under,
(i) any law, statute, regulation, order, judgment or decree or (ii) any instrument, contract or other agreement to which RTK is a party or by which RTK or any of its properties or assets is subject or bound.

                                V. MISCELLANEOUS

         Section 5.1 ENTIRE AGREEMENT. This Agreement, including the Schedules hereto and the other instruments, agreements and documents delivered pursuant to this Agreement, contains all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. No party shall be deemed to make any representation, warranty or covenant to any other party with respect to this Agreement or the transactions contemplated hereby except for the representations, warranties and covenants contained herein (including the Schedules hereto and any documents delivered pursuant hereto).

         Section 5.2 HEADINGS. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

         Section 5.3 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.




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         Section 5.4 ASSIGNMENT. This Agreement may not be assigned by any party without the prior written consent of the other parties.

         Section 5.5 COUNTERPARTS. This Agreement may be signed in two or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. For purposes of this Agreement, a facsimile copy of a party's signature shall be sufficient to bind such party.

         Section 5.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New Jersey, without regard to the conflicts of laws principles thereof.








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                      IN WITNESS WHEREOF, the undersigned have duly executed
this Agreement as of the date set forth above.



                                            THE RTK GROUP, INC.



                                            By: /s/ Roy D. Tartaglia
                                                --------------------------------
                                                Name:  Roy D. Tartaglia
                                                Title: Chief Executive Officer






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                                          /s/ Roy D. Tartaglia
                                          --------------------------------------
                                          Roy D. Tartaglia


                                          /s/ Richard A. Thomas
                                          --------------------------------------
                                          Richard A. Thomas


                                          /s/ Anthony Cassera
                                          --------------------------------------
                                          Anthony Cassera


                                          /s/ Joseph Danno
                                          --------------------------------------
                                          Joseph Danno


                                          /s/ Mark Gregor
                                          --------------------------------------
                                          Mark Gregor


/s/ James MacGeorge IRA                   /s/ James MacGeorge
-----------------------------------       --------------------------------------
James MacGeorge IRA                       James MacGeorge


                                          /s/ Robert Mclaughlin
                                          --------------------------------------
                                          Robert McLaughlin


                                          /s/ Michael Moffitt
                                          --------------------------------------
                                          A.G. Edwards & Sons, Inc.,
                                          As custodian for Michael Moffitt


                                          /s/ Domenick Nardone
                                          --------------------------------------
                                          Domenick Nardone


                                          /s/ Joseph Pulice
                                          --------------------------------------
                                          Joseph Pulice



                                          Tartaglia Family Trust


                                          /s/ Evelyn R. Tartaglia
                                          --------------------------------------
                                          By: Evelyn R. Tartaglia


                                          Thomas Family Trust


                                          /s/ Signature Indecipherable
                                          --------------------------------------
                                          By:





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                                   SCHEDULE 1


Seller                                   Rtk Shares            Consideration
------                                   ----------            -------------

Roy D. Tartaglia                          1,320,573             $1,320,573
Richard A. Thomas                         1,251,100             $1,251,100
Anthony Cassera                               4,704                 $4,704
Joseph Danno                                  6,246                 $6,246
Mark Gregor                                   9,051                 $9,051
James MacGeorge                              66,496                $66,496
Robert McLaughlin                             6,246                 $6,246
A. G. Edwards & Sons, Inc., as
  custodian for Michael Moffitt               3,157                 $3,157
Domenick Nardone                             13,533                $13,533
Joseph Pulice                                 1,035                 $1,035
Tartaglia Family Trust                      624,578               $624,578
Thomas Family Trust                         693,281               $693,281